Exhibit 3.1
                           CERTIFICATE OF DESIGNATION
                          OF THE RIGHTS AND PREFERENCES
                 OF THE SERIES A CONVERTIBLE PREFERRED STOCK OF
                           GLOBAL RESOURCE CORPORATION
                              A NEVADA CORPORATION

         The undersigned, Jimmy Villalobos and Richard Mangiarelli, hereby certify the following:

         1. We are the duly elected and acting President and Secretary, respectively, of Global Resource Corporation, a Nevada corporation (the "CORPORATION").

         2. Pursuant to authority given by the Corporation's Articles of Incorporation, the Board of Directors of the Corporation has duly adopted the following recital and resolution ("RESOLUTION"):

         WHEREAS, the Corporation's Articles of Incorporation, as amended, provides that the Corporation has authorized Two Billion Fifty Million (2,050,000,000) shares of Capital Stock, of which Two Billion (2,000,000,000) shares are designated as Common Stock, $0.001 par value ("COMMON STOCK"), and Fifty Million (50,0000,000) shares are designated as preferred stock, $0.001 par value ("PREFERRED STOCK") and, further that the designation, powers, preferences, options and other special rights and qualifications, limitations or restrictions of the shares of Preferred Stock may be issued from time to time one or more series, each of such series to have such voting powers, designation, preferences, and other special rights, qualifications, limitations or restrictions, as expressed in a resolution or resolutions providing for the issuance of such series, as adopted by the Board of Directors of the Corporation; and,

         WHEREAS, the Corporation desires to create a series of Preferred Stock designated as Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK") by filing a Certificate of Designation of the Rights and Preferences of the Series A Preferred Stock for filing with the Nevada Secretary of State to set forth the rights and preferences of the Series A Preferred Stock.

         RESOLVED, the Board (as defined below) hereby establishes and designates a class of Ten Million (10,000,000) shares of Preferred Stock, designated as Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK"). The rights, preferences, and privileges of the Series A Preferred Stock relative to those of the Common Stock and all outstanding shares of Preferred Stock are set forth in this Resolution.

1. DESIGNATION. A series of Preferred Stock shall hereby be created and designated as Series A Preferred Stock and shall consist of Ten Million (10,000,000) shares.

2. DIVIDENDS. Holders of the Series A Preferred Stock shall not be entitled to receive dividends or other distributions with the holders of the Common Stock.

3. CONVERSION. The holders of the Series A Preferred Stock shall have the following conversion rights (the "CONVERSION RIGHTS"):
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      3.1. CONVERSION OF THE SERIES A PREFERRED STOCK. The Series A Preferred
Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the first issuance of shares of Series A Preferred Stock by the Corporation, at the office of the Corporation or any transfer agent for the Common Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.001 (the "STATED VALUE") by the Series A Conversion Price (determined as hereinafter provided) in effect at the time of conversion and then multiplying such quotient by the number of shares of Series A Preferred Stock to be converted. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof shall at the time of the filing of this Certificate initially be $0.001 (the "SERIES A CONVERSION Price"). Such initial Series A Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

      3.2. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share. Such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and such rounding shall apply to the number of shares of Common Stock issuable upon such aggregate conversion.

      3.3. MECHANICS OF CONVERSION. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by such holder's attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give at least five (5) days' prior written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. From and after such date, all rights of the holder with respect to the Series A Preferred Stock so converted shall terminate, except only the right of such holder, upon the surrender of his, her or its certificate or certificates therefor, to receive certificates for the number of shares of Common Stock issuable upon conversion thereof.

      3.4. CERTAIN ADJUSTMENTS TO CONVERSION PRICE FOR STOCK SPLITS, DIVIDENDS, MERGERS, REORGANIZATIONS, ETC.

           A. ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS AND COMBINATIONS OF COMMON STOCK. In the event the outstanding shares of Common Stock shall, after the filing of this Certificate be further subdivided (split) by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the Series A Conversion Price and in effect immediately prior to such subdivision, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, dividend or other distribution, be proportionately adjusted. In the event the outstanding shares of Common Stock shall, after the filing of this Certificate be further combined (reverse split) by reclassification or otherwise, the Series A Conversion Price and in effect immediately prior to such combination shall not be adjusted.

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           B. ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In the event of a reclassification, reorganization or exchange (other than described in subsection 3.4(A) above) or any merger, acquisition, consolidation or reorganization of the Corporation with another Corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Series A Preferred Stock would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance had the conversion occurred immediately prior to the event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

           C. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation, upon approval of at least seventy-five percent (75%) of the holders of the Series A Preferred Stock, at any time or from time to time after the filing of this Certificate, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event, provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3.4 with respect to the rights or the holders of the Series A Preferred Stock.

           D. DURATION OF ADJUSTED CONVERSION PRICE. Following each computation or readjustment of an adjusted Series A Conversion Price as provided above in this Section 3, the new adjusted Series A Conversion Price shall remain in effect until a further computation or readjustment thereof is required by this
Section 3.

           E. OTHER ACTION AFFECTING COMMON STOCK. In case, after the filing of this Certificate, the Corporation shall take any action affecting its shares of Common Stock, other than an action described above in this Section 3, which in the good faith opinion of the Board would have a materially adverse effect upon the conversion rights of the Series A Preferred Stock granted herein, the Series A Conversion Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

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      3.5. NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, any capital reorganization of the Corporation, any reclassification or recapitalization of the Corporation's capital stock, any consolidation or merger with or into another Corporation, any transfer of all or substantially all of the assets of the Corporation or any dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the date specified for the taking of a record, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

      3.6. COMMON STOCK RESERVED. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect (a) conversion of the Series A Preferred Stock and (b) issuance of Common Stock pursuant to any outstanding option, warrant or other rights to acquire Common Stock, and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate or the Corporation's Articles of Incorporation.

      3.7. PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

      3.8. NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation, this Certificate of Designation, or through any reorganization transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

      3.9. CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and the calculation on which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

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4. LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "LIQUIDATION"), the assets of the Corporation available for distribution to its stockholders shall be distributed pro rata to the holders of the Series A Preferred Stock and Common Stock (in the case of the Series A Preferred Stock, on an "as converted" basis into Common Stock).

5. VOTING RIGHTS.

      5.1. GENERAL. At all meetings of the stockholders of the Corporation and in the case of any actions of stockholders in lieu of a meeting, each holder of the Series A Preferred Stock shall have no voting rights on matters submitted to the stockholders, except as otherwise expressly provided herein or as required by law, in which case, except as may be otherwise provided by law, the holders of the Series A Preferred Stock and the holders of the Common Stock shall vote together as a single class, with each holder of Series A Preferred Stock having a number of votes that is equal to the number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock are then convertible, as provided in Section 3, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such stockholders is effected. Each holder of Series A Preferred Stock shall be entitled to notice of any meeting of the stockholders in accordance with the Bylaws of the Corporation.

      5.2. ELECTION OF DIRECTORS.

           A. ALLOCATION OF BOARD SEATS.

              (i) The Corporation shall not, without the affirmative vote of the holders of at least a majority of the then outstanding Series A Preferred Stock, increase the maximum number of directors constituting the Board to a number other than six (6) or otherwise alter the Board seat allocation set forth below in this Section 5.2.

              (ii) The holders of a majority of the then outstanding Series A Preferred Stock, voting together as a single class, shall have the right to elect four (4) of the six (6) members of the Board (the "SERIES A PREFERRED DIRECTORS"). Any Series A Preferred Director may be removed only be the affirmative vote of the holders of a majority of the then outstanding Series A Preferred Stock.

           B. QUORUMS. At any meeting held for the purpose of electing Series A Preferred Directors, the presence in person or by proxy of the holders of a majority of the aggregate number of shares of the Series A Preferred Stock then outstanding shall constitute a quorum for the election of such directors. At any meeting held for the purpose of electing directors other than Series A Preferred Directors, the presence in person or by proxy of the holders of a majority of the aggregate number of shares of the Series A Preferred Stock then outstanding (on an as-if-converted to Common Stock basis) and the Common Stock then outstanding shall constitute a quorum for the election of such directors.

           C. VACANCIES. A vacancy in any directorship (i) elected by the holders of the Series A Preferred Stock shall be filled only by vote of the holders of the Series A Preferred Stock as provided above, and (ii) elected by the holders of the Series A Preferred Stock and Common Stock voting together as a single class shall be filled only by the vote of the holders of the Series A Preferred Stock and Common Stock voting together as a single class.

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6. REGISTRATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall cause to be registered with the Securities and Exchange Commission all shares of Common Stock into which the Series A Preferred Stock are convertible so that the holders of Series A Preferred Stock shall, at the time of conversion, receive registered shares of Common Stock. The Corporation shall bear all expense necessary with registering such shares of Common Stock and shall cause such registration to be in effect before the eligible conversion date hereinabove stated. This provision may be waived by the affirmative vote of eighty percent (80%) of the then outstanding shares of Series A Preferred Stock (voting as a separate class).

7. OTHER RESTRICTIONS. There shall be no conditions or restrictions upon the creation of indebtedness of the Corporation, or any subsidiary or upon the creation of any other series of Preferred Stock with any other preferences.

8. OTHER PREFERENCES. The holders of the Series A Preferred Stock shall no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the Articles of Incorporation of the Corporation.

9. REISSUANCE. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued as Series A Preferred Stock, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Corporation.

10. NOTICES. Unless otherwise specified in the Corporation's Articles of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any holder of Series A Preferred Stock, shall be delivered to it at its address as it appears on the stock books of the Corporation.

         The undersigned, being the President and Secretary of Global Resource Corporation hereby certify and declare under penalty of perjury that that the foregoing Resolution is the act and deed of the Corporation and that the facts herein stated are true, authorized by the unanimous written consent of the Board of Directors on November 30, 2004.


                                    GLOBAL RESOURCE CORPORATION



                                    By:      /s/ Jimmy Villalobos
                                       -----------------------------------------
                                       Jimmy Villalobos
                                       President



                                    By:      /s/ Richard D. Mangiarelli
                                       ----------------------------------------
                                       Richard D. Mangiarelli
                                       Secretary